Exhibit 99.2

                           United Heritage Corporation
                            Power Point Presentation
                                     At The
       Friedland Capital / Research Works Undervalued Equities Conference

Slide #1:

United Heritage Corporation
NASDAQ: UHCP

Slide #2:

This summary includes forward looking statements based on current expectations that involve a number of uncertainties. Details on the factors that could affect United Heritage Corporation's financial results are included in United Heritage Corporation's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K and on its Quarterly Reports on Form 10-Q.

Slide #3:

Stock Details:

      o     Shares issued and outstanding:           11,280,723

      o     Held by Officers and Directors:           8,192,050

      o     Public Float:                             3,088,673

      o     Depository Trust Company:                 1,867,179

Shareholder's Equity on January 15, 2004: $25,047,556
$2.22 per share

Slide #4:

      o     NASDAQ Listing (UHCP).

      o     Public since 1987.

      o     Over 3000 shareholders.

      o     Has always been current with all SEC and NASDAQ filings.

      o     Headquartered in Cleburne, Texas, 15 miles south of Fort Worth.

      o Primary business is the extraction of oil and gas from two producing properties.

Slide #5:

Location map showing the Cato, Tom-Tom and Tomahawk Fields in Chaves and Roosevelt Counties, New Mexico and the Wardlaw Field in Edwards County, Texas.


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Slide #6:

Oil and Gas Assets
30,500 leasehold acres.

      o     Wardlaw Field: Edwards County, Texas - 10,500 acres.

      o Cato, Tom-Tom, and Tomahawk Fields: Chaves and Roosevelt Counties, New Mexico - 20,000 acres.

Slide #7:

Estimated Oil and Gas Reserves

Over 275 million barrels of oil in place.

      o     168,770,026 BO - Texas

      o     107,132,252 BO - New Mexico

      o     22.7 BFC gas in place in New Mexico

Slide #8:

Estimated Proved Reserves

      o     Texas: 27 MMBO

            Unaudited equity of $95 Million ($10.66 per share).

      o     New Mexico: 22 MMBO (1988 study by previous operator).

Slide #9:

      o     Properties now generating approximately $50,000 per month cash flow.

      o     Current cash flow enough to cover corporate overhead.

      o     Evaluating best approach for future field developments.

Slide #10:

Oil and Gas Properties - Future

      o UHCP has developed projects to demonstrate the application of new ideas and technology to improve field economics and recoveries.

      o Wardlaw Field - utilize water well drilling technologies to keep cost down minimizing lifting costs.

      o Cato Field - utilize horizontal well technology to increase per well productivity and improve field economics.

Slide #11:

Location map showing the Wardlaw Field in Edwards County, Texas.



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Slide #12:

Wardlaw Development Budget

      o $8 million to drill, complete and manage initial 800 well development program.

      o     General and Administrative - $600 M (est.)

      o     Capital and Development - $7.4 MM (est.)

Slide #13:

      o     Production from depths less than 350'.

      o     Oil gravity ranges from 20-25 degrees API.

      o     Oil viscosity of 120-260 cp at surface conditions.

      o     THIS IS NOT HEAVY CRUDE.

      o Typical production rates are low due to low reservoir energy at shallow depth.

Slide #14:

Development Impact

      o Gravity drainage resulted in low production rates but established large reserve base.

      o Current development plan will take advantage of economies of scale and low cost techniques developed for drilling and completing water wells.

      o Nitrogen injection should improve reservoir energy and increase daily production rates.

Slide #15:

Location Map of the Cato, Tom-Tom, and Tomahawk Fields, Chaves and Roosevelt Counties, New Mexico.

Slide #16:

Cato Development Project

      o     Drill and Complete 2 Horizontal Wells - $1 MM (est.)

      o     Workovers and pumping equipment - $1.9 MM (est.)

      o     Total Estimated costs - $2.9 MM

Slide #17:

Cato Field Development

      o     Federal unit.

      o Produces from the San Andres the most prolific reservoir in the Permian Basin.

      o     Huge in place reserves, estimated over 100 MMBO.

      o     Less than 15% of OOIP produced.

      o     Only limited waterflood pilots attempted by original operators.

      o     Drilled on 40 acre spacing at 3200'.

      o     Source of water for waterflood identified.

      o     Two Best wells in Field - Recent Horizontals.

Slide #18:

Development Impact

      o Horizontal wells should improve water flood efficiency and effectiveness.

      o Horizontal drilling technologies are already being applied to other San Andres fields in the basin.

Slide #19:

Graph showing Impact of Existing Horizontal wells in Cato Field area.

Slide #20:

Total Estimated Investment Results

      o     Wardlaw Field, Texas: $8.0 MM (est.)

      o     Cato Field, New Mexico: $2.9 MM (est.)

      o     Estimated 3 year Net Income: $21 MM

Slide #21:

Estimated UHCP 5 Yr. EBITDA

End of Year 1      1,333,871

End of Year 2     12,706,500

End of Year 3     26,996,295

End of Year 4     49,717,959

End of Year 5     95,095,996

Slide #22:

Questions